Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-          ) pertaining to the Groupon, Inc. 2012 Employee Stock Purchase Plan of our report dated March 30, 2012, with respect to the consolidated financial statements and schedule of Groupon, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2011 filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Chicago, Illinois
June 1, 2012